Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Fred Halvin	Julie Craven
(507) 437-5007	(507) 437-5345
fdhalvin@hormel.com	jhcraven@hormel.com

HORMEL FOODS REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

AUSTIN, Minn., November 22, 2006 (BUSINESS WIRE) – Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2006 fourth quarter and full year.

HIGHLIGHTS

Fourth Quarter

•                  Diluted EPS of $.64, up 8 percent from $.59 per share in 2005

•                  Dollar sales of $1.56 billion increased 5 percent from 2005 (up 4.5 percent excluding acquisitions)

•                  Volume up 5 percent compared to last year (up 4.5 percent excluding acquisitions)

•                  Grocery Products operating profit up 3 percent; volume up 1 percent (down 3.0 percent excluding acquisitions); dollar sales up 4 percent (down 0.7 percent excluding acquisitions)

•                  Refrigerated Foods operating profit up 1 percent; volume up 5 percent; dollar sales up 4 percent

•                  Jennie-O Turkey Store operating profit down 12 percent; volume up 1 percent; dollar sales up 2 percent

•                  Specialty Foods operating profit up 81 percent; volume up 15 percent (up 12.7 percent excluding acquisitions); dollar sales up 18 percent (up 15.8 percent excluding acquisitions)

•                  All Other operating profit up 35 percent; volume up 16 percent; dollar sales up 18 percent

•                  Company announces two small transactions after the end of the quarter

Fiscal Year

•                  Diluted EPS of $2.05, up 13 percent from $1.82 per share in 2005

•                  Dollar sales of $5.75 billion increased 6 percent from 2005 (up 2.8 percent excluding acquisitions)

•                  Volume up 6 percent compared to last year (up 2.0 percent excluding acquisitions)

•                  Grocery Products operating profit up 4 percent; volume up 6 percent (up 0.3 percent excluding acquisitions); dollar sales up 6 percent (up 1.9 percent excluding acquisitions)

•                  Refrigerated Foods operating profit up 3 percent; volume up 7 percent (up 2.7 percent excluding acquisitions); dollar sales up 6 percent (up 1.3 percent excluding acquisitions)

•                  Jennie-O Turkey Store operating profit down 5 percent; volume down 3 percent; dollar sales up 2 percent

•                  Specialty Foods operating profit up 78 percent; volume up 17 percent (up 10.5 percent excluding acquisitions); dollar sales up 20 percent (up 15.3 percent excluding acquisitions)

•                  All Other operating profit up 48 percent; volume even; dollar sales up 2 percent

The company reported fiscal 2006 fourth quarter net earnings of $90.0 million, up 10 percent from earnings of $82.2 million a year earlier.  Diluted earnings per share for the quarter were $.64 this year compared to $.59 per share last year and sales totaled $1.56 billion, up from $1.48 billion in fiscal 2005.

For the year ended October 29, 2006, net earnings were $286.1 million (up 12 percent), compared to $254.6 million a year ago.  Diluted earnings per share this year was $2.05 compared to $1.82 last year.  Sales totaled $5.75 billion, up 6 percent, from $5.41 billion last year.

Pretax earnings for the year include a $11.3 million ($.05 per share) charge for expenses relating to non-qualified plan settlements due to executive retirements, a $9.2 million ($.04 per share) charge for expenses relating to the adoption of SFAS 123(R) (Share-Based Payment) and a $6.2 million ($.03 per share) benefit from a litigation settlement.  The effective tax rate was lower than expected for the year from $8.2 million ($.06) of discrete tax benefits (after tax).

COMMENTARY

“The combination of very good execution by our employees and the strength of our product portfolio provided a strong finish to a great year,” said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer.  “Our Specialty Foods segment was the clear standout delivering an 81 percent increase in operating profit for the quarter and 78 percent increase for the year,” Ettinger continued.  “While the Specialty Foods segment had the most impressive results for the quarter, the rest of our business also delivered solid results, including our pork, turkey and beef foodservice businesses, Refrigerated Foods retail items, and our International business unit,” Ettinger commented.

“Heading into the fourth quarter, we were facing difficult comparisons because of the exceptional results delivered by Jennie-O Turkey Store last year.  While our turkey business fell short of last year’s results, the strength of our other businesses more than offset the shortfall.   Our strategy to create a faster-growing, better-balanced and more diversified business continues to deliver results,” Ettinger stated.

“After the end of the quarter, we completed two small transactions that fit our strategy for future growth,” Ettinger said.  “The first transaction was the purchase of Saag’s Products, Inc. for approximately $12 million cash plus the assumption of certain obligations.  Saag’s is a premium-quality gourmet sausage and specialty smoked meats processing business located in the San Francisco Bay Area, with annual sales of approximately $18 million dollars.  The second transaction was a joint venture agreement with San Miguel Corporation for a hog production and processing business in Vietnam, strengthening our presence in Asia.  Our investment was approximately $20 million,” Ettinger concluded.

SEGMENT OPERATING HIGHLIGHTS – FOURTH QUARTER

Grocery Products (16% of Net Sales, 31% of Total Operating Profit)

The microwave tray line of products, HORMEL bacon bits and the VALLEY FRESH products were the key drivers behind the improved sales and operating profit for the Grocery Products segment.  The microwave products are the ultimate in convenience and fit perfectly with consumers’ busy lifestyles.  We are very excited about the growth prospects for these items.  The integration of Valley Fresh is on target and nearing completion.  This business has been a great addition to our portfolio and has delivered immediate benefits to the bottom line.   Lower sales were reported for the SPAM family of products, HORMEL and STAGG chili and DINTY MOORE canned items.

Refrigerated Foods (49% of Net Sales, 26% of Total Operating Profit)

Strong results were reported by both the Foodservice and Meat Products (retail) business units.  In the foodservice channel, pizza toppings and other value added items like Applewood smoked bacon, CAFÉ H ethnic products and AUSTIN BLUES BBQ all had double-digit growth. On the retail side, strong growth was reported by HORMEL sliced pepperoni, party trays, refrigerated entrees, ALWAYS TENDER flavored meats and DILUSSO DELI COMPANY products.  The national rollout of HORMEL NATURAL CHOICE deli sandwich meats continues to meet expectations.  The Refrigerated Foods results were reduced by a $4 million charge for the write-down of the Houston, TX plant.  The plant has been closed and will be sold.

Jennie-O Turkey Store (20% of Net Sales, 25% of Total Operating Profit)

Jennie-O Turkey Store reported lower operating profits primarily from higher input costs (meat purchases from the outside) compared to last year.  Overall volume was up 1 percent, with value-added volume growing 7 percent and commodity sales down 6 percent. Foodservice and deli reported the best value-added growth with items such as turkey burgers and rotisserie turkey.  In the retail channel, the JENNIE-O TURKEY STORE tub luncheon meat gained new distribution.  The turkey industry continued to be in very good shape in the fourth quarter because of strong demand and moderate supply growth.  Live turkey production is expected to increase in 2007 based on the current egg set and poult placement data.

Specialty Foods (11% of Net Sales, 10% of Total Operating Profit)

The results for Specialty Foods were exceptional, reporting an 81 percent increase in operating profits driven by sales growth and improved product mix.  Higher sales and operating profits were reported by all three businesses within the Specialty Foods segment, including Diamond Crystal Brands, Hormel Specialty Products and Century Foods International.  Products that drove the growth were sugar substitutes, food ingredients, and ready-to-drink items. While the top and bottom line growth for this segment are expected to be above average next year, we do not anticipate the same level of growth that was achieved in 2006.

All Other (4% of Net Sales, 8% of Total Operating Profit)

The All Other segment increased sales by 18 percent and operating profit by 35 percent.  The two operating segments, International and Dan’s Prize, both reported outstanding results.  Export sales were up 15 percent driven by sales of the SPAM family of products and the China operations continued to report strong top and bottom line improvement.

OUTLOOK

“Fiscal 2006 was another successful year for Hormel Foods because of the hard work and dedication of our employees,” Ettinger commented.  “Despite the challenges of higher energy costs and a volatile protein market, we were able to deliver the third consecutive year of double-digit earnings per share growth,” Ettinger continued.

“As we look forward to 2007, we are cautiously optimistic. While we anticipate higher grain costs to be a burden in our turkey operation, we believe that our value-added initiatives will more than offset this extra expense.  We will continue our leadership role as an innovator in the food industry and we are excited about the growth prospects for our business.  Based on our current expectations for 2007, our guidance range is $2.15 - $2.25 per share for the full year and $.52 - $.58 per share for the first quarter,” Ettinger concluded.

DIVIDENDS

Effective November 15, 2006, the company paid its 313th consecutive quarterly dividend.  The annual rate is $.56 per share.

On November 20, 2006, the Hormel Foods Board of Directors increased the annual dividend rate to $.60 per share from $.56 per share.

CONFERENCE CALL

A conference call will be Webcast at 9:30 a.m. CT on Wednesday, November 22, 2006.  Access is available at www.hormel.com.  If you do not have Internet access and want to listen to an audio replay, call 800-642-1687 in the United States and 706-645-9291 internationally and enter conference call ID 2294617.  The Webcast replay will be available at 12:00 (noon) CT, November 22, and archived for one year.  The audio replay will be available beginning at 10:30 a.m. CT on Wednesday, November 22, 2006, through 11:00 p.m. CT on December 22, 2006.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For the past six years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products that are highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the cautionary statement regarding Forward-Looking Statements that appears on pages 26 and 29-31  in the company’s Form 10-Q for the third fiscal quarter , which was filed with the Securities and Exchange Commission on Sept. 8, 2006 and can be accessed at www.hormel.com under “Investor-SEC Filings.”

Segment Data

Fiscal 2006 Fourth Quarter Segment Operating Results (in Thousands)

	FOURTH QUARTER – 13 WEEKS ENDED
		Restated*
	October 29, 2006	October 30, 2005	% Change
SALES
Grocery Products	$242,037	$232,801	4.0
Refrigerated Foods	770,560	739,466	4.2
Jennie-O Turkey Store	316,049	311,293	1.5
Specialty Foods	169,825	144,350	17.6
All Other	58,838	49,998	17.7
Total	$1,557,309	$1,477,908	5.4

OPERATING PROFIT
Grocery Products	$46,671	$45,524	2.5
Refrigerated Foods	39,058	38,766	0.8
Jennie-O Turkey Store	36,700	41,549	(11.7)
Specialty Foods	15,045	8,303	81.2
All Other	11,683	8,658	34.9
Total segment operating profit	149,157	142,800	4.5
Net interest and investment income	(4,207)	(6,799)	38.1
General corporate expense	(3,838)	(3,239)	(18.5)
Income before tax	$141,112	$132,762	6.3

* Retrospective application of FIFO inventory valuation

	YEAR TO DATE – 52 WEEKS ENDED
		Restated*
	October 29, 2006	October 30, 2005	% Change
SALES
Grocery Products	$846,494	$799,291	5.9
Refrigerated Foods	2,958,365	2,801,632	5.6
Jennie-O Turkey Store	1,105,456	1,088,324	1.6
Specialty Foods	624,586	518,673	20.4
All Other	210,580	206,077	2.2
Total	$5,745,481	$5,413,997	6.1

OPERATING PROFIT
Grocery Products	$137,580	$132,047	4.2
Refrigerated Foods	133,212	129,831	2.6
Jennie-O Turkey Store	128,734	136,071	(5.4)
Specialty Foods	48,579	27,310	77.9
All Other	33,222	22,384	48.4
Total segment operating profit	481,327	447,643	7.5
Net interest and investment income	(20,166)	(19,213)	(5.0)
General corporate expense	(30,618)	(21,704)	(41.1)
Income before tax	$430,543	$406,726	5.9

* Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
		Restated*		Restated*
	10-29-2006	10-30-2005	10-29-2006	10-30-2005

Net sales	$1,557,309	$1,477,908	$5,745,481	$5,413,997

Cost of products sold	1,180,747	1,109,747	4,362,291	4,129,549

GROSS PROFIT:	376,562	368,161	1,383,190	1,284,448

Expenses:
Selling and delivery	166,702	156,517	638,552	577,289

Marketing	20,555	24,215	115,591	114,503

Administrative & general	44,829	48,567	182,891	172,242

TOTAL EXPENSES:	232,086	229,299	937,034	864,034

Equity in earnings of affiliates	843	699	4,553	5,525

OPERATING INCOME:	145,319	139,561	450,709	425,939

Other income & expenses:
Interest & investment income	2,238	142	5,470	8,531

Interest expense	(6,445)	(6,941)	(25,636)	(27,744)

EARNINGS BEFORE INCOME TAXES:	141,112	132,762	430,543	406,726

Provision for income taxes	51,108	50,532	144,404	152,123
(effective tax rate)	36.22%	38.06%	33.54%	37.40%

NET EARNINGS	$90,004	$82,230	$286,139	$254,603

NET EARNINGS PER SHARE (Basic)	$.65	$.60	$2.08	$1.84
NET EARNINGS PER SHARE (Diluted)	$.64	$.59	$2.05	$1.82

* Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		Restated*
	October 29, 2006	October 30, 2005
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$172,485	$131,046
Short-term marketable securities	0	38,500
Accounts receivable	341,916	301,001
Inventories	570,932	534,572
Deferred income taxes	48,535	39,428
Prepaid expenses & other current assets	7,803	20,691

TOTAL CURRENT ASSETS	1,141,671	1,065,238

INTANGIBLES	698,681	641,686

OTHER ASSETS	309,144	261,960

PROPERTY, PLANT & EQUIPMENT, NET	910,810	877,676

TOTAL ASSETS	$3,060,306	$2,846,560

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$585,014	$583,172

LONG-TERM DEBT – LESS CURRENT MATURITIES	350,054	350,430

OTHER LONG-TERM LIABILITIES	322,326	314,228

SHAREHOLDERS’ INVESTMENT	1,802,912	1,598,730

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$3,060,306	$2,846,560

* Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fifty-Two Weeks Ended
		Restated*
	10-29-2006	10-30-2005
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$286,139	$254,603
Adjustments to reconcile to net cash provided by Operating activities:
Depreciation	109,360	105,774
Amortization of intangibles	11,741	9,415
Equity in earnings of affiliates	(4,083)	(5,797)
Provision for deferred income taxes	(26,736)	(24,333)
(Gain) Loss on property/equipment sales and plant facilities	(686)	149
Changes in operating assets and liabilities net of acquisitions:
(Increase) Decrease in accounts receivable	(37,986)	6,463
(Increase) in inventories, prepaid expenses, and other current assets	(21,722)	(15,180)
(Increase) Decrease in net pension assets	(22,406)	23,478
Increase in accounts payable and accrued expenses	14,899	93,078
Other	18,054	6,069
NET CASH PROVIDED BY OPERATING ACTIVITIES	326,574	453,719

INVESTING ACTIVITIES
Sale of available-for-sale securities	174,960	188,800
Purchase of available-for-sale securities	(136,460)	(118,300)
Acquisitions of businesses	(78,925)	(366,496)
Purchases of property / equipment	(141,516)	(107,094)
Proceeds from sales of property / equipment	8,689	2,938
Decrease (Increase) in investments, equity in affiliates, and other assets	1,917	(5,060)
Dividends from affiliates	811	775
NET CASH USED IN INVESTING ACTIVITIES	(170,524)	(404,437)

FINANCING ACTIVITIES
Proceeds from short-term debt	70,000	115,000
Principal payments on short-term debt	(70,000)	(115,000)
Principal payments on long-term debt	(11,085)	(15,765)
Dividends paid on common stock	(75,840)	(69,371)
Stock repurchase	(36,978)	(22,977)
Other	9,292	9,996
NET CASH USED IN FINANCING ACTIVITIES	(114,611)	(98,117)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,439	(48,835)
Cash and cash equivalents at beginning of year	131,046	179,881

CASH AND CASH EQUIVALENTS AT END OF YEAR	$172,485	$131,046

* Retrospective application of FIFO inventory valuation